Exhibit 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T +31 (0)20 891 3900 | F +31 (0)20 891 3901
www.rutgersposch.com

uniQure N.V.
Paasheuvelweg 25	Reference	:	20140045/544364/1
1105 BP Amsterdam	Date	:	14 December 2017
The Netherlands

Re:                                               uniQure N.V. - SEC form S-8 filing opinion letter

Dear Sir, Madam,

1.              Introduction

We have acted as legal counsel to the Company as to certain matters of Dutch Law in connection with the Registration Statement.

2.                  Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.                  Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in printed form, and (ii) excluding tax, competition and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only as at the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

4.              Scope of investigation

For the purpose of this opinion letter, we have examined and relied solely upon copies of the following documents:

4.1             the Equity Award Documentation;

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

4.2           the Registration Statement;

4.3           the Extract;

4.4           the Deed of Incorporation;

4.5           the Articles of Association;

4.6           the Resolutions; and

4.7           the Company Certificate.

In addition, we have performed such other investigations as we considered necessary for the purpose of this opinion letter.

5.              Assumptions

For the purpose of this opinion letter, we have assumed that:

5.1           all copies of documents conform to the originals and that all originals are authentic and complete;

5.2           each signature is the genuine signature of the individual concerned;

5.3           the equity award documentation as executed by the parties thereto conforms to the Equity Award Documentation;

5.4           all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate as at the date of this opinion letter;

5.5           the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion letter;

5.6           the issue of any Option Shares or of any rights to acquire Option Shares has been or will be validly authorised in accordance with the articles of association of the Company in force and effect at the time of authorisation;

5.7           any pre-emptive rights in respect of the issue of any Option Shares or of any rights to acquire Option Shares have been or will be observed or validly excluded in accordance with the articles of association of the Company in force and effect at the time of observance or exclusion;

5.8           the authorised share capital of the Company at the time of the issue of any Option Shares was or will be sufficient to allow for the issue;

5.9           any Option Shares have been or will be (i) issued in the form and manner prescribed by the articles of association of the Company in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

5.10    the nominal amount of any Option Shares and any agreed share premium thereon has been or will be validly paid.

6.              Opinion

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7, we express the following opinion:

6.1           The Option Shares, when issued, fully paid for and delivered, have been or will have been validly issued, have been or will have been fully paid and are or will be non-assessable(1).

7.              Reliance

7.1           This opinion letter is furnished to you in order to be filed as an exhibit to the Registration Statement and may only be relied upon by you for the purpose of the Registration. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2           This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers Posch Visée Endedijk N.V. will have any liability pursuant to or in connection with this opinion letter, and (iii) any possible liability of Rutgers Posch Visée Endedijk N.V. is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

Yours faithfully,

/s/ Rutgers Posch Visée Endedijk N.V.

Rutgers Posch Visée Endedijk N.V.

(1)               The term “non-assessable” has no equivalent in Dutch and as used in this letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Company or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

Annex 1

Definitions

“Articles of Association” means the articles of association (statuten) of the Company, dated 16 June 2016, as deposited with the Chamber of Commerce;

“Chamber of Commerce” means the Dutch Chamber of Commerce;

“Company” means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

“Company Certificate” means the certificate dated 14 December 2017 attached as Annex 2 (Company Certificate) hereto;

“Deed of Incorporation” means the deed of incorporation of the Company, dated 9 January 2012, as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands;

“Equity Award Documentation” means (i) the form of restricted share unit agreement to be entered into between the Company and a participant, with document number EU1/53399607.8 and (ii) the form of share option agreement to be entered into between the Company and a participant, with document number EU1/53260292.2;

“Extract” means an extract from the trade register of the Chamber of Commerce relating to the Company, dated 14 December 2017;

“Insolvency” means a suspension of payments (surseance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

“Option Shares” means the 600,000 ordinary shares in the share capital of the Company with a nominal value EUR 0.05 each, issued or to be issued by the Company pursuant to the Registration Statement;

“Registration” means the registration of the Option Shares with the SEC under the U.S. Securities Act;

“Registration Statement” means the registration statement on form S-8 in relation to the Registration filed or to be filed with the SEC as at the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

“Resolutions” means the resolutions of the general meeting of shareholders of the Company set out in the notice convening, and the voting results of, the annual general meeting of shareholders of the Company held on 14 June 2017;

“SEC” means the U.S. Securities and Exchange Commission; and

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex 2

Company Certificate

From: the executive director of uniQure N.V.

Dated: 14 December 2017

The undersigned:

Matthew Kapusta, acting in his capacity as executive director of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the “Company”).

Background:

A.                          The Company intends to seek the Registration with the SEC of the Option Shares;

B.                          In connection with the Registration, as at the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);

C.                          This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and

D.                          The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.                            Construction

1.1                     Terms defined in the Legal Opinion have the same meaning in this Company Certificate.

1.2                     In this Company Certificate “including” means “including without limitation”.

2.                            Certification

The undersigned certifies the following:

2.1                     Authenticity

As at the date of this Company Certificate the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the Company.

2.2                     Solvency

The Company is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3                     Issue

The number of Option Shares issued or to be issued pursuant to the Registration Statement will not exceed a maximum of 19.9% of the aggregate issued capital of the Company at the time of issuance.

2.4                     General

The undersigned is not aware of:

i)                           any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)                        any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.                            Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Matthew Kapusta
Matthew Kapusta